UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2025

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Receivables Purchase Agreement

On November 11, 2025, PayPal (Europe) S.à r.l. et Cie, SCA (as Seller and a Receivables Manager) and PayPal UK Ltd (as a Receivables Manager and collectively with PayPal (Europe) S.à r.l. et Cie, SCA, the Receivables Managers) entered into a Receivables Purchase Agreement with Alps 2.0 Partners S.à r.l. (as Purchaser), BNY Mellon Corporate Trustee Services limited (as Security Agent), Avega S.à r.l. (as Back-Up Receivables Manager Facilitator) and Alps 2.0 Partners (Holding) S.à r.l. (as Class C Lender) to sell up to €65 billion of UK and European buy now, pay later (BNPL) loan receivables originated by the Seller. The Receivables Purchase Agreement consists of a forward-flow arrangement for the sale of future originations of eligible loans over a 28-month commitment period (subject to extension if agreed by the parties) (the “Transaction”). Subject to certain conditions being satisfied, the Transaction is expected to close in the fourth quarter of 2025.

Each of the Seller and Purchaser has made certain representations, warranties and covenants. These representations, warranties and covenants: (i) have been made only for purposes of the Receivables Purchase Agreement; (ii) have been qualified by confidential disclosures made to the other parties in a disclosure letter which the Purchaser agreed to and acknowledged pursuant to the Receivables Purchase Agreement; (iii) are subject to materiality qualifications contained in the Receivables Purchase Agreement, which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Receivables Purchase Agreement and will be made on such other date(s) as specified therein; and (v) have been included in the Receivables Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.

Closing of the Transaction is subject to certain conditions, including, without limitation: (i) evidence that all documents relating to any financing required by the Purchaser have been executed and the conditions precedent to such documents have been satisfied and (ii) the receipt of certain customary legal opinions and certificates. The purchase of the receivables by the Purchaser under the Receivables Purchase Agreement during the commitment period is subject to agreed eligibility criteria and concentration limits being met at the relevant times as well as the Purchaser having available funds for the payment of the purchase price when due. The Receivables Purchase Agreement provides for the repurchase by the Seller of certain receivables upon the occurrence of certain events, including but not limited to, breaches of loan warranties above a specified threshold, failure of a bank-funded initial instalment, borrower fraud and compliance with regulatory requirements. The Seller also has the right to elect to indemnify the Purchaser in respect of purchased receivables in such circumstances instead of repurchasing them.

The Receivables Purchase Agreement contains a number of termination events (subject to certain cure provisions) that may be exercised by the Seller or Purchaser, including: changes in the accounting treatment of the sale of receivables; failure by the parties to pay on the due date any amount payable; failure to comply with material provisions of the Receivables Purchase Agreement; inaccuracy of representations; an insolvency event occurring with respect to either party or if it becomes unlawful for either party to continue to perform its obligations under the Receivables Purchase Agreement; the delivery of a receivables manager termination notice; and the occurrence of a material funding failure event.

Receivables Management Agreement

In addition, on November 11, 2025, PayPal (Europe) S.à r.l. et Cie, SCA (as Seller and EU Receivables Manager) and PayPal UK Ltd (as UK Receivables Manager) entered into a Receivables Management Agreement with Alps 2.0 Partners S.à r.l. (as Purchaser), Avega S.à r.l. (as Back-Up Receivables Manager Facilitator) and Alps 2.0 Partners (Holding) S.à r.l. (as Class C Lender) pursuant to which the UK Receivables Manager and EU Receivables Manager, respectively, are obligated to service the UK and European BNPL receivables portfolio purchased by the Purchaser under the Receivables Purchase Agreement consistent with certain policies and procedures.

Under the terms of the Receivables Management Agreement, the UK Receivables Manager and the EU Receivables Manager may sub-contract the performance of its duties, subject to certain conditions. In addition, each of the UK Receivables Manager and the EU Receivables Manager undertakes that it will not, and will procure that its sub-contractors will not, agree to any material modification to the terms of the purchased receivables, other than specified permitted modifications, without the consent of the Purchaser.

The Receivables Management Agreement contains a number of termination events (subject to certain cure provisions), including: upon notification to any borrower of the sale of any purchased receivables following the occurrence of a notification event (including, without limitation, a Seller insolvency event or a material default by the Seller in performing its obligations under the transaction documents or if notification is required by law or regulation); failure by the EU Receivables Manager to transfer amounts due; failure to observe material covenants; an insolvency event occurring with respect to either the UK Receivables Manager or the EU Receivables Manager; inaccurate or misleading misrepresentations; either the UK Receivables Manager or the EU Receivables Manager being prevented or severely hindered from complying with its obligations as a result of a force majeure event or if it otherwise becomes unlawful for either the UK Receivables Manager or the EU Receivables Manager to perform its material obligations under the Receivables Management Agreement; or if any member of the Seller group ceases to control either the UK Receivables Manager or the EU Receivables Manager.

In addition, PayPal Holdings, Inc. (the Company) has agreed to guarantee the payment obligations of the Seller under the Receivables Purchase Agreement, the UK Receivables Manager and the EU Receivables Manager under the Receivables Management Agreement and certain other members of the Seller group under related transaction documents under the terms of a separate Guaranty Agreement.

The foregoing description of the Receivables Purchase Agreement and the Receivables Management Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Receivables Purchase Agreement and the Receivables Management Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

On November 17, 2025 the Company issued a Newsroom post regarding the Transaction, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Receivables Purchase Agreement, dated as of November 11, 2025 by and between PayPal (Europe) S.à r.l. et Cie, SCA (as Seller and a Receivables Manager), PayPal UK Ltd (as a Receivables Manager and collectively with PayPal (Europe) S.à r.l. et Cie, SCA, the Receivables Managers), Alps 2.0 Partners S.à r.l. (as Purchaser), BNY Mellon Corporate Trustee Services limited (as Security Agent), Avega S.à r.l. (as Back-Up Receivables Manager Facilitator) and Alps 2.0 Partners (Holding) as Class C Lender)*

10.2	Receivables Management Agreement, dated as of November 11, 2025 by and between PayPal (Europe) S.à r.l. et Cie, SCA (as Seller and EU Receivables Manager), PayPal UK Ltd (as UK Receivables Manager), Alps 2.0 Partners S.à r.l. (as Purchaser), Avega S.à r.l. (as Back-Up Receivables Manager Facilitator) and Alps 2.0 Partners ( Holding) S.à r.l. as Class C Lender)*

99.1	Newsroom post by PayPal Holdings, Inc. dated November 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: November 17, 2025	/s/ Brian Y. Yamasaki
	Name:	Brian Y. Yamasaki
	Title:	Vice President, Corporate Legal and Secretary